                                PROSPECTUS

                              500,000 Shares

                             THE TORO COMPANY

                               Common Stock

                         (Par value $1.00 per share)

                            _____________________

                             Offered pursuant to

                             THE TORO COMPANY

                         Investment and Savings Plan

                            _____________________


     This Prospectus covers offers and sales from time to time of employee participation interests in The Toro Company Common Stock Fund of The Toro Company Investment and Savings Plan (the "Plan") and offers and sales of up to 500,000 shares of the Common Stock, par value $1.00 per share (and Preferred Share Purchase Rights attached thereto) (the "Common Stock"), of The Toro Company ("Toro") through payroll deductions and employer contributions pursuant to the Plan.









           The date of this Prospectus is August 25, 1995.

            INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed with the Securities and Exchange Commission by Toro are incorporated by reference into this Prospectus:

          1. Its Annual Report on Form 10-K for the fiscal year ended July 31, 1994.

          2. Its Quarterly Reports on Form 10-Q for the quarters ended October 28, 1994, February 3, 1995 and April 28, 1995.

          3. The description of its Common Stock and Preferred Share Purchase Rights contained in its Registration Statements filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

          4. The Annual Report on Form 11-K for the fiscal year ended July 31, 1994 of The Toro Company Matching Stock Plan.

     All reports and other documents subsequently filed by Toro and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in the Registration Statement modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

     Toro will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the foregoing documents (other than exhibits to such documents). Written or telephone requests should be directed to The Toro Company, 8111 Lyndale Avenue South, Bloomington, Minnesota 55420, telephone
(612) 888-8801, Attention: Investor Relations.

                           HIGHLIGHTS

     The purpose of the Plan is to provide certain eligible employees of Toro and its participating subsidiaries (referred to together as the "Company") with an opportunity to save part of their income on a pre-tax basis (and, if an employee so elects, on an after-tax basis) and to have those savings accumulate in a tax-deferred investment account which may be invested, at the direction of the participant, in one or more investment alternatives offered under the Plan, including the Common Stock of Toro, to be distributed after termination of active employment.

     The Plan was authorized by the Board of Directors of Toro on February 21, 1995, to become effective as of August 1, 1995 as the successor plan to and restatement of The Toro Company Profit-Sharing Plan and Trust Agreement for Office Employees, The Toro Company Profit-Sharing Plan and Trust Agreement for Hourly Employees, The Toro Company Profit-Sharing Plan and Trust Agreement for Windom Factory Employees, The Toro Company Profit-Sharing Plan and Trust Agreement for Minneapolis Factory Employees, The Toro Company Profit-Sharing Plan and Trust Agreement for Plymouth Union Employees and The Toro Company Matching Stock Plan and Trust Agreement. These plans are referred to in this Prospectus as "Predecessor Plans". The Plan removes language regarding the trust agreement elements of the Predecessor Plans, and a separate trust agreement for those plans became effective as of August 1, 1995.

     The Plan is intended to qualify as a profit sharing plan pursuant to the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). See "Federal Income Tax Information" for information on the tax effects which may accrue to participants in the Plan.

     The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") which relate to defined contribution plans. As such, it is generally subject to Titles I and II of ERISA, including reporting, disclosure, participation and vesting, fiduciary responsibility, adminis-tration and enforcement provisions. As an "individual account plan" under ERISA, the Plan is not subject to the funding requirements of Title I nor are the Plan benefits guaranteed by the Federal Government Pension Benefit Guaranty Corporation under Title IV of ERISA. A participant's interest in the Plan is measured by the balance in the participant's individual account and not by a definitely determinable retirement benefit.

     Participating employees will receive reports reflecting the status of their individual account, including information as to contributions, interest and other earnings, withdrawals and transfers, in accordance with the requirements of ERISA. They will also receive a Summary Plan Description as required by ERISA. In addition, participants will be furnished with a Summary Annual Report containing additional financial information regarding the Plan as required by ERISA.

     The Plan is administered by Toro unless the Chief Executive Officer of Toro designated another person or persons to be the administrator (the "Plan Administrator"). See "Administration of the Plan".

     This Prospectus should be read in conjunction with the current Appendix and certain other information relating to the Plan. The current Appendix should be considered a part of this Prospectus.

     The description of the Plan contained in this Prospectus is intended to give only a general summary of the principal provisions of the Plan. It does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan itself. Copies of the Plan are available upon request from the Plan Administrator identified in the current Appendix.

     Toro is a Delaware corporation with its principal place of business in Minnesota. Its mailing address is 8111 Lyndale Avenue South, Bloomington, Minnesota 55420. The telephone number is (612) 888-8801.

                            THE PLAN

ELIGIBLE EMPLOYEES

     Participation in the Plan is optional, except that certain contributions made by the Company ("Toro Investment Fund Contributions") are automatic with respect to employees who meet the requirements of the Plan ("Qualified Employees"). See "Contributions - Toro Investment Fund Contributions" below.
 In general, any employee of the Company, including any officer or director who is an employee, is eligible to participate in the Plan as of the first day of the calendar quarter following the completion of twelve consecutive months of service (provided the employee completes at least 1,000 hours of service during that twelve month period), except that an employee does not become a Qualified Employee eligible to receive a Toro Investment Fund Contribution until the completion of two years of service. Any employee who is covered by a collective bargaining agreement which does not provide that employees in the bargaining unit will be covered by the Plan will not be eligible to participate in the Plan if there is evidence that retirement benefits were the subject of good faith bargaining between the representatives of such unit and the Company. Certain employees of Toro's foreign subsidiaries may not be eligible to participate in the Plan. In general, any employee of the Company who was a participant in a Predecessor Plan immediately before August 1, 1995 will also be a participant in the Plan.

     An employee who incurs a termination of employment with the Company will cease to be eligible to participate in the Plan, unless the employee is reemployed by the Company and otherwise meets the requirements for participation.

     An eligible employee may enroll in the Plan. See "Participation" below. Once an employee meets the eligibility requirements, that employee will continue to be eligible to participate in the Plan for as long as he or she continues to be employed by the Company.

     Subsidiaries of Toro which have adopted the Plan are listed in the Appendix.

PARTICIPATION

     An eligible employee may become a participant in the Plan by signing and filing with the Plan Administrator such application forms and furnishing such information as the Plan Administrator may require to authorize payroll deductions. An employee becomes a contributing participant as of the beginning of the first payroll period which is at least 30 days after the date of such application, or a lesser number of days after the application, as provided in the application form. Payroll deductions continue until the participant ceases to meet the eligibility requirements, terminates employment, dies or withdraws from making contributions. See "Pre-Tax Contributions" and "After-Tax Contributions" below. A participant may withdraw from making contributions for a payroll period by meeting certain requirements established by the Administrator.

     The Plan year will be a calendar year, but there will be a short Plan year beginning on August 1, 1995 and ending on December 31, 1995.

CONTRIBUTIONS

     GENERAL. There are four ways in which contributions may be made for a participant's benefit under the Plan. "Pre-Tax Contributions" are contributions to the Plan made out of a contributing participant's compensation, which is reduced by the designated amount of the contributions. For federal income tax purposes, the contribution is treated as being made by the participant's participating employer. "After-Tax Contributions" are contributions made by the Company on behalf of participants who have agreed to have a percentage of their net compensation after payment of taxes paid into the Plan. Such contributions do not reduce compensation subject to tax withholding. "Company Matching Contributions" are contributions made by the Company (either Toro or its participating subsidiary) on behalf of participants who make either Pre-Tax or After-Tax Contributions to the Plan. Toro Investment Fund Contributions are contributions made by the Company, whether or not the employee makes Pre-Tax or After-Tax Contributions.

     The amounts that can be contributed for a participant's benefit under the Plan are based on a percentage of the participant's compensation. For purposes of the Plan, a participant's "compensation" means all remuneration of an employee from an employer which is subject to federal income tax withholding, subject to certain adjustments and limitations as set forth in the Plan and relating to benefits such as stock options and cafeteria plan benefits.

     Each election by a participant to contribute under the Plan or to terminate contributions must be in writing on a form furnished by the Plan Administrator and filed with the Plan Administrator in accordance with rules established by the Plan Administrator.

     PRE-TAX CONTRIBUTIONS. A participant may agree to have his or her salary reduced by any whole percentage from 1% to 10%, through an automatic payroll deduction each payroll period, provided that such reductions may not exceed 10% of the participant's compensation for any payroll period and may not exceed annual dollar limits set by the Secretary of the Treasury ($9,240 for 1995). The Company will contribute to the Plan the amount by which the participant's salary has been reduced. The amount of the salary reduction contributed to the Plan on a participant's behalf is not subject to federal income tax until the participant receives it from the Plan as a withdrawal or distribution. These Pre-Tax Contributions are, however, subject to social security taxes each payroll period.

     Pre-Tax Contributions may not be distributed to a participant until his or her employment with the Company terminates, except that distribution of contributions must commence, whether or not the participant is employed by the Company, by the April 1 following the date the participant reaches age 701/2. See "Payment Upon Termination of Employment" below.

     Salary reductions made to fund Pre-Tax Contributions to the Plan will not affect other benefits available to participants, such as life insurance, disability income, retirement and similar benefit programs. Any benefits payable under these programs will continue to be calculated without regard to reductions for Pre-Tax Contributions to the Plan.

     A contribution agreement will apply to each payroll period during which the agreement is on file with the Company.

     CHANGING OR SUSPENDING PRE-TAX CONTRIBUTIONS. A participant's Pre-Tax Contributions may be modified as of dates permitted by the Plan Administrator. Initially and until the Plan Administrator determines otherwise, a contributing participant may make three modifications of the rate (not including withdrawal from participation as a contributing participant) during a calendar quarter and a change will be effective as of the first payday in the subsequent calendar quarter. A modification in the rate of Pre-Tax Contributions is to be made by providing the Plan Administrator a new Pre-Tax Contribution agreement, in accordance with the Plan Administrator's requirements, at least 30 days (or a shorter period permitted by the Plan Administrator) before the payday as to which it is to be effective.

     AFTER-TAX CONTRIBUTIONS. A participant may also elect to make After-Tax Contributions in addition to or in lieu of Pre-Tax Contributions. After-Tax Contributions may be withdrawn from the Plan prior to termination of employment. See "Withdrawals During Employment" below. A participant may agree to contribute to the Plan an amount equal to any whole percentage of his or her compensation per payroll period not to exceed 4% of such compensation, and not to exceed the maximum amount which may be contributed under the Code. See "Additional Limitations on Participant Contributions". Contributions under the Plan may be made in a combination of Pre-Tax Contributions and After-Tax Contributions so long as the total contribution does not exceed an amount equal to 10% of compensation described above.

     CHANGING OR SUSPENDING AFTER-TAX CONTRIBUTIONS. A participant may cease, resume or modify the amount or the rate of his or her After-Tax Contribution at the same time and in accordance with the same rules provided for Pre-Tax Contributions. A participant who elects to withdraw all or any part of such After-Tax Contributions may not again make After-Tax Contributions except in accordance with the Plan (see "Withdrawals During Employment" below).

     ADDITIONAL LIMITATIONS ON PARTICIPANT CONTRIBUTIONS. Current law and Internal Revenue Service ("IRS") regulations limit the total amount that an employee may contribute before taxes to all employer-sponsored savings or retirement plans in any calendar year. This limit will be adjusted periodically for increases in the cost of living in accordance with federal regulations. For 1995 the limit is $9,240. This limit may apply to a participant who (i) makes pre-tax contributions to this Plan and also to other qualified Company plans or (ii) makes pre-tax contributions during a single calendar year to Company plans and also to any savings or retirement plan sponsored by another employer. A participant for whom this limit may be applicable should contact the Plan Administrator for additional information.

     Under IRS rules applicable to the Plan, the average amount that can be contributed in the form of Pre-Tax Contributions and After-Tax Contributions by participants who are "highly compensated employees" (as defined in the Plan and in Section 414(q) of the Code) cannot exceed certain limits relating to amounts contributed by other participants. If the amounts that highly compensated employees have contributed or have indicated they wish to contribute as Pre-Tax or After-Tax Contributions would cause the Plan to violate this standard, the Company and the Plan Administrator would take one or more of the following actions to restore the required balance: the level of Pre-Tax Contributions permitted highly compensated employees could be reduced below the Plan maximum or the Company could return to highly compensated employees a portion of the Pre-Tax or After-Tax Contributions made by such employees. If Pre-Tax or After-Tax Contributions are returned, any Company Matching Contributions made with respect to such returned Pre-Tax or After-Tax Contributions would be forfeited by the participant. Such forfeited amounts would be applied by the Company to reduce subsequent matching contributions.

     Neither the Company nor the Plan is able to predict whether any of the adjustments described above will be necessary. It is possible that the maximum contribution level for highly compensated employees may be decreased or that other actions may be taken to maintain the appropriate balance of contributions required by the IRS. If additional actions must be taken to maintain the required balance of contributions, affected participants will be notified.

     COMPANY MATCHING CONTRIBUTIONS. Each participating employer will make contributions to the Plan on behalf of each of its participants who makes Pre-Tax or After-Tax Contributions to the Plan. The matching contribution will be equal to 50% of the sum of the amounts contributed by a participant to the Plan as Pre-Tax and After-Tax Contributions for the Plan year (excluding contributions which have been withdrawn during the Plan year), up to a maximum of 2% of the participant's compensation. Matching contributions may be made in cash or in Common Stock.

     TORO INVESTMENT FUND CONTRIBUTIONS. Each participating employer will make Toro Investment Fund Contributions to the Plan on behalf of its Qualified Employees in amounts equal to 5.5% of compensation plus 5.5% of compensation above the Social Security taxable wage base. A Qualified Employee must meet the eligibility requirements described in "Eligible Employees" above, and must be actively employed on the last working day of the applicable Plan year to be eligible for a Toro Investment Fund Contribution. Compensation is measured from the first of the month following completion of the service requirement.

     ROLLOVER CONTRIBUTIONS. If a participant received a lump sum distribution from an account under a qualified retirement plan with his or her previous employer, or if a participant previously received such a distribution and placed it in an individual retirement account, the Plan Administrator may permit a participant to roll the distribution over to an account under this Plan, subject to such terms and conditions as may be established by the Administrator and subject to the Code and regulations thereunder. There are detailed rules that must be followed for such Rollover Contributions and any questions should be directed to the Plan Administrator.
 There will be no Company Matching Contributions for a transfer to a rollover account.

PARTICIPANT ACCOUNTS AND VESTING

     An individual account will be established for each participant. Each account will have subaccounts as follows:

     TORO INVESTMENT FUND CONTRIBUTIONS ACCOUNT, which shows the amount of the participant's interest derived from Toro Investment Fund Contributions under the Plan, and attributable to similar contributions made under any Predecessor Plan prior to August 1, 1995.

     PRE-TAX CONTRIBUTIONS ACCOUNT, which shows the amount of the participant's interest derived from Pre-Tax Contributions made by the participant from August 1, 1995, and attributable to similar contributions made under any Predecessor Plan prior to that date.

     AFTER-TAX CONTRIBUTIONS ACCOUNT, which shows the amount of the participant's interest derived from After-Tax Contributions made by the participant form August 1, 1995, and attributable to similar contributions made under any Predecessor Plan prior to that date.

     MATCHING CONTRIBUTIONS ACCOUNT, which shows the amount of the participant's interest derived from Matching Contributions made by the participant from August 1, 1995, and attributable to similar contributions made under The Toro Company Matching Stock Plan prior to that date.

     ROLLOVER CONTRIBUTIONS ACCOUNT, which shows the amount of the participant's interest derived from Rollover Contributions.

     In addition, a small number of participants may also have a VOLUNTARY CONTRIBUTIONS ACCOUNT, which shows the amount of the participant's interest derived from voluntary after tax contributions made by the participant prior to 1986, before changes in tax laws motivated Toro to eliminate the opportunity to make such contributions.

     Participants' accounts will be valued daily.

     Amounts contributed to the Toro Investment Fund Account, the Pre-Tax and After-Tax Accounts and any Rollover Account, together with income attributable thereto, will be 100% vested and nonforfeitable at all times. The vested portion of a participant's account is the portion of the assets which the participant is entitled to receive as a distribution if employment with the Company terminates.

     Amounts credited to the Matching Contributions Account together with income attributable thereto and amounts contributed under The Toro Company Matching Stock Plan as it existed prior to August 1, 1995 together with income attributable thereto will vest in accordance with the following schedule:


     On completion of one year of vesting service:       20%
     On completion of two years of vesting service:      40%
     On completion of three years of vesting service:    60%
     On completion of four years of vesting service:     80%
     On completion of five years of vesting service:    100%


"Vesting service" means an employee's period of service with the Company measured in full years, subject to certain adjustments set forth in the Plan to accommodate the transition to the Plan and change in the Plan year. A participant's account will be 100% vested when the participant reaches age 65, dies prior to termination of employment with the Company or incurs a termination of employment with the Company on account of disability.

     If a participant terminates employment, any portion of the account which has not vested and to which the participant is not entitled will be held in a suspense account until his or her return as an employee of a participating employer or the occurrence of five consecutive one year breaks in service or the distribution of the entire Vested Share (as defined in the Plan) of the participant (a "forfeiture event"). If the participant returns as an employee of a participating employer before a forfeiture event, there will be no forfeiture and the suspense account will be restored. If the participant experiences a forfeiture before being rehired by a participating employer, all amounts held in the suspense account will be forfeited and will be applied towards future Matching Contributions of Toro or a participating employer or account restorations. If the participant has not received a distribution of his or her entire vested account, the suspense account will not be forfeited until the occurrence of five consecutive one year breaks in service. A participant's forfeited amounts may be restored if he or she is reemployed before incurring a total of five consecutive one year breaks in service. Restoration occurs if the participant had received a distribution which resulted in a forfeiture, but makes repayment of the full amount distributed within certain time periods.

INVESTMENT OF CONTRIBUTIONS

     INVESTMENT OPTIONS. All contributions under the Plan and all of its assets will be held in trust by a trustee (the "Trustee") until disbursed in accordance with the terms of the Plan. Assets held under the Plan may be invested by a participant at the participant's direction in any one or more investment funds, except that all Company Matching Contributions and assets attributable to similar contributions under The Toro Company Matching Stock Plan, as it existed immediately prior to August 1, 1995, will be invested only in Toro Common Stock, subject to the right to diversify upon reaching the age of 55. See "Diversification Upon Reaching 55" below. The Chief Executive Officer of Toro may specify that Rollover Contributions or Pre-Tax Contributions may not be invested in the Common Stock.

     PUTNAM MUTUAL FUNDS. Investment options available to participants through Putnam Fiduciary Trust Company are listed from time to time in an Appendix to this Prospectus, and are described in prospectuses prepared by managers of each investment company and made available to participants in the Plan by the Trustee. A table set forth in the Appendix presents financial data for the past three years showing materials trends in the performance of the alternative investment options, including The Toro Company Common Stock Fund described below.

     THE TORO COMPANY COMMON STOCK FUND. Except as described below, the assets of The Toro Company Common Stock Fund will be invested exclusively in the Common Stock of Toro. The Trustee will purchase the Common Stock on the open market at market prices, or may acquire Common Stock by contribution or acquisition from Toro.

     The Trustee may temporarily invest cash received under the Plan prior to acquiring the Common Stock. The Trustee may also maintain sufficient cash to distribute cash in lieu of fractional shares.

     DIVERSIFICATION UPON REACHING 55. A participant who has attained the age of 55 and has completed ten years of vesting service with the Company may elect to segregate a portion of the vested portion of his or her Matching Contribution Account in The Toro Company Common Stock Fund and direct the investment of such amount. Investment of the following amounts of a participant's vested account may be directed, beginning with the first Plan quarter in which a participant meets the necessary age and service requirements:

                    Attained Age             Percentage
                         55                      25
                         56                      50
                         57                      75
                         58                     100


A participant who has attained the age of 62, but has not yet completed 10 years of vesting service, will nonetheless be permitted to direct the investment of 100% of the value of the vested portion of the participant's Matching Contribution Account.

     METHOD OF ELECTION TO DIVERSIFY. Each election to diversify investments in the Plan must be made in writing on a form provided by the Plan Administrator, signed by the participant and delivered to the Plan Administrator in time to permit transmittal to the Trustee within 15 days before the first day of the Plan quarter with respect to which it is to become effective. Any change in such election must be effected in the same manner as an original election. Once an election to diversify has been made, a participant may not transfer that account share back into shares of the Common Stock.

VOTING AND OTHER RIGHTS

     VOTING RIGHTS. A participant is entitled to direct the exercise of voting or other rights with respect to shares of Common Stock allocated to the participant's account, including those not yet vested. Toro will provide each participant with information pertaining to exercise of voting and tender offer rights distributed to stockholders at the time of such distribution. The Trustee will vote shares for which voting directions have not been received and shares not yet allocated to participants' accounts in the same ratio for the election of directors and for and against each other issue as the applicable vote directed by participants with respect to shares of stock allocated to their accounts to the extent permitted by ERISA.

     TENDER OR EXCHANGE OFFER. In the event that a tender offer or exchange offer is made for the Common Stock, a participant will have the right to direct the Trustee whether or not to tender or exchange any shares of the Common Stock allocated to the participant's Plan account. The Trustee will provide the participant with necessary information to make a decision. Information regarding a participant's decision will be kept confidential within the meaning of Section 203 of the Delaware General Corporation Law. The Trustee will tender or exchange shares for which direction is not received and for shares not yet allocated to participants' accounts in the same ratio as the positive and negative responses to those offers actually received from participants who give directions, in a manner consistent with the Plan and ERISA.

     Under the Plan, the completion of a tender offer or other acquisition of the Company will not necessarily lead to a distribution of a participant's account. See "Payment Upon Termination of Employment" below. Cash or an asset other than the Common Stock could remain in a participant's account for the full term otherwise required under the Plan.

     DIVIDENDS. Dividends on shares of Common Stock will be allocated to a participant's account.

INVESTMENT RISK

     Participation in the Plan involves investment risk because the amount a participant will receive when his or her account is distributed under the terms of the Plan will depend upon the investment results of Toro Common Stock. The Common Stock is purchased at market value and the value may increase or decrease as a result of various factors. In addition, the investment options the participant may choose upon reaching age 55 will affect the amount distributed.

     A participant's contributions may not be withdrawn during a participant's employment except under very limited circumstances (described below under "Withdrawals During Employment"). As a result, employees contemplating participation in the Plan should view the Plan as a long-term retirement savings program.

     Participants should be aware of Section 10 of the Securities Exchange Act of 1934, and Rule 10b-5 thereunder, which prohibit trading in Company securities on the basis of material, non-public information. For information on certain restrictions on affiliate resales of the Common Stock, see "Restrictions on Resale" below.

WITHDRAWALS DURING EMPLOYMENT

     Pre-Tax Contributions made by a participant may not be withdrawn or distributed under any circumstances until the participant's employment terminates or until the participant reaches age 701/2. See "Payment Upon Termination of Employment" below.

     A participant who has completed five years of vesting service may withdraw After-Tax Contributions, but will not again be able to make such contributions for a period of at least six months subsequent to the effective date of the withdrawal and may not make additional such withdrawals for a period of three years.

     A participant who has not terminated service may make withdrawals from the participant's Voluntary Contributions Account, if there is one, subject to certain rules. Only one such withdrawal may be made during each Plan year.

PAYMENT UPON TERMINATION OF EMPLOYMENT

     The full value of a participant's vested account (the "Vested Share") will be paid if the participant's employment with the Company ends, as defined in the Plan. Payment may be in a lump sum; by a series of installments; by purchase and distribution of an annuity contract providing an income for a certain term; or by a purchase and distribution of an annuity contract payable in a qualified joint and survivor annuity form. Certain eligible rollover distributions may be directly rolled over into another qualified plan or an individual retirement account (IRA). Distribution methods and requirements are complicated and may require spousal consent.
The Plan Administrator should be contacted for further information. Any contributions invested in the Company's Common Stock will be paid in whole shares of the Common Stock. Cash will be paid for fractional shares. If the amount to which the participant is entitled does not exceed $3,500, the entire amount will be distributed in a lump sum payment, subject to certain conditions.

     For Plan purposes, employment is considered to end only if the participant actually stops working and ceases to be employed by the Company. The Vested Share does not become payable if a participant goes on short-term disability, medical or other leave (except for total disability) or is employed by the purchaser of all or part of the business of the participant's employer (subject to certain exceptions). If a participant is laid off, that person's Vested Share will not be paid until he or she has been on that status for two years or until employment actually ends.

     Distribution will normally be made in the Plan year quarter following termination of employment with the Company. Plan year quarters will begin on January 1, April 1, July 1 and October 1 in each year. A participant may defer receipt of the lump sum payment. The Plan Administrator may be contacted to obtain information on deferrals and distributions. A distribution from the Plan must be made no later than April 1 of the year following the calendar year in which the participant reaches age 701/2, even if the participant remains employed.

     If a participant dies, the participant's designated beneficiary or beneficiaries (see "Death Benefit and Designation of a Beneficiary" below) become entitled to receive the participant's Vested Share in the same manner as described above, with special requirements relating to pre-retirement survivor annuity contracts. Distribution methods and requirements are complicated and may require spousal consent. The Plan Administrator should be contacted for further information. If the value of the death benefit payable does not exceed $3,500, the entire value of the participant's accounts will generally be distributed in a lump sum payment.

DEATH BENEFIT AND DESIGNATION OF A BENEFICIARY

     If a participant dies during employment, the participant's beneficiary will become entitled to the participant's Vested Share. Each participant is to designate a beneficiary or beneficiaries to receive a designated portion of the Vested Share upon the participant's death. A participant may change the beneficiary designation at any time by filing a new form with the Plan Administrator.

     If a participant is married, the participant's spouse will be the beneficiary unless the participant designates a different beneficiary and the spouse consents to such election. A new election may be required after the first day of the calendar year in which the participant reaches age 35, if the beneficiary named in an earlier election is a person other than the participant's spouse.

     If a participant fails to name a beneficiary or if all the named beneficiaries die before the participant, the balance of the participant's Plan account will be distributed in the following order:

     1.   To the participant's spouse;

     2.   To the participant's children or their descendants;

     3.   To the participant's parents;

     4.   To the participant's brothers and sisters;

     5.   To  the participant's estate.

RESTRICTIONS ON RESALE

     Employees other than "affiliates" of Toro who receive shares of the Common Stock under the Plan during the effectiveness of the Registration Statement of which this Prospectus is a part will not be subject to state or federal securities law restrictions on the resale of such shares. Such shares generally may be resold by nonaffiliate employees through a stockbroker in the customary manner or to third persons without the use of a stockbroker.

     Employees who are "affiliates" within the meaning of the rules and regulations under the Securities Act of 1933 will be subject to certain restrictions on resale of shares of the Common Stock. For these purposes, an "affiliate" of Toro is any person who directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Toro. Although the determination as to which persons will be "affiliates" is ultimately an issue of fact depending upon all the applicable facts and circumstances, in most cases, an employee will not be an affiliate of Toro if he or she (i) is neither an executive officer nor a director of the Company, (ii) does not own or exercise voting control over 10% or more of the Common Stock, (iii) is not a relative of any person holding such a position or meeting such ownership test or (iv) is not closely associated or strongly influenced either by employment, business or personal relationships with any person or entity which is an affiliate.

     Employees who are affiliates may effect resales of the Common Stock in accordance with the requirements of Rule 144 under the Securities Act of 1933, except that the two year ownership requirement under such rule is not applicable. Such employees may also effect resales of the Common Stock pursuant to another available exemption from the registration requirements of such act or pursuant to an effective registration statement under the Securities Act of 1933.

EXECUTIVE OFFICERS SUBJECT TO SECTION 16

     Section 16(b) of the Securities Exchange Act of 1934 provides that any gain on a sale and purchase or on a purchase and sale of the Common Stock by an executive officer of the Company within any period of less than six months may be claimed by Toro. The rules under Section 16 exempt certain transactions in the Common Stock engaged in under the Plan from Section 16(b). The receipt of a distribution in Common Stock from the Plan by an executive officer may be a transaction which is a "purchase" within the meaning of Section 16(b). Executive officers of the Company should consider the applicability of Section 16(b) before electing to receive a Common Stock distribution from the Plan.

AMENDMENT AND TERMINATION

     The Plan may be amended, altered or wholly revised, prospectively or retrospectively, or terminated at any time by action of the Board of Directors of Toro, and execution by an authorized officer of Toro. Any participating subsidiary of Toro may discontinue its participation in the Plan at the end of any Plan year. If the Plan terminates, no further contributions will be made by or on behalf of any participant, and the Trustee will proceed to liquidate the trust fund, distributing benefits to participants or their beneficiaries, unless benefits are transferred to a successor Plan.

ASSIGNMENT OF BENEFITS

     Except in limited circumstances involving divorce or separation proceedings, the value of a participant's account may not be transferred, encumbered, assigned or sold to anyone else. A partici-pant's account cannot be used as collateral for loans or pledged in payment of debts, contracts or any other liabilities.

PLAN ADMINISTRATION

     General responsibility for Plan administration rests with Toro, unless a different person or persons are appointed as Plan Administrator by the Chief Executive Officer of Toro. An individual Plan Administrator, who may be a participant in the Plan, receives no compensation for his or her services in such capacity and may be removed by the Chief Executive Officer at any time. The name of the present Plan Administrator is set forth in the current Appendix. To obtain additional information about the Plan and its administrators, a participant may contact the Plan Administrator.

     The Plan Administrator has the duty and power to interpret the provisions of the Plan, maintain records, determine eligibility to participate in the Plan and rights to receive benefits and to handle other matters that may arise under the Plan. Decisions of the Plan Administrator in matters such as eligibility and payment of benefits are final. If a participant or beneficiary believes that an amount of benefits is in error, an appeal procedure is available under the Plan.

     Subject to direction by the Plan Administrator, the Chief Executive Officer of Toro or an investment manager, the Trustee has the exclusive authority to manage and control assets held by the Plan. The Plan's Trustee is identified in the Appendix. The Trustee, which is not affiliated with the Plan or the Company, is appointed by and serves at the pleasure of the Chief Executive Officer of Toro. The Trustee holds and administers the Plan's trust fund and makes benefit payments from the fund at the Plan Administrator's direction.

                 FEDERAL INCOME TAX INFORMATION

     The Plan is designated as a "qualified plan" under Section 401(a) of the Code. Toro has applied for and expects to receive a determination from the IRS and an opinion of counsel that the Plan meets the requirements of that section of the Code. The Plan is also subject to special tax deferral treatment under Section 401(k) of the Code. This section summarizes some of the more significant federal income tax consequences under the Plan. The tax consequences described are based on statutes and regulations in effect as of the date of this Prospectus and are subject to change if those statutes and regulations are changed. This summary should not be regarded as tax advice and participants are urged to consult with their tax advisors regarding participation in the Plan. The following summary does not describe any federal estate tax or state or local tax consequences.

CONTRIBUTIONS

     Pre-Tax Contributions made to the Plan through payroll deductions are not included in the participant's taxable compensation and are not subject to federal income tax when made. In most states, the same is true for purposes of state income tax. Pre-Tax Contributions are, however, subject to social security taxes when made. Employer Matching Contributions and Toro Investment Fund Contributions are not taxable for federal income tax purposes to a participant when made or when credited to a participant's account. Earnings and gains from the investments made with any contributions to the Plan are not taxable when credited to a participant's account.

     For federal tax purposes, the Company is entitled to deduct, as contributions to the Plan, all Pre-Tax Contributions, Company Matching Contributions and Toro Investment Fund Contributions.

DISTRIBUTIONS FROM THE PLAN

     In general, a participant or his or her beneficiary is subject to income tax on all amounts received as distributions from the Plan. Federal income tax treatment of a distribution from the Plan may vary for a number of reasons, including the reason for the distribution and whether or not it is made in shares of Common Stock. The most significant rules are described here, but recipients should consult their own tax advisors with respect to the particular circumstances of their distributions.

     Distributions made in a single calendar year consisting of a participant's entire interest in the Plan and made on account of the participant's total disability, death or other termination of employment or made after reaching age 591/2, are referred to as "lump sum distributions". To the extent that a lump sum distribution is made in the form of shares of Common Stock, the recipient is taxed only on that portion of the value of the shares which represents the actual cost of the shares when originally acquired by the Plan. The value of all assets other than Common Stock distributed as part of a lump sum distribution is also currently taxable to the recipient. However, the recipient may elect to take advantage of special tax averaging rules applicable to lump sum distributions.

     If a participant is over age 591/2 and has participated in the Plan for at least five years prior to the calendar year in which a lump sum distribution is made, the distribution is eligible for a special five-year forward income-averaging treatment. If this income-averaging treatment is elected, the tax is determined, in general, as if the reported income were received evenly over five years and without regard to the taxpayer's other income. The tax is computed at the single taxpayer's rate and the full amount of the tax is payable as a single sum in the taxable year of receipt. In addition, a participant who attained age 50 before January 1, 1986 may make a one-time election to use either ten-year or five-year forward income averaging without having to attain age 591/2. If ten-year forward income averaging is elected, however, the tax will be determined by using tax rates in effect for 1986.

     Generally, a distribution to or withdrawal by a participant who has not attained age 591/2 will be subject to a special early distribution tax in addition to the regular income tax. This special tax will be 10% of the amount of the distribution or withdrawal that is includable in a participant's income. The special 10% tax will not be imposed if the distribution is made on account of a participant becoming totally disabled, if the amount distributed is not more than the amount of the medical expense deduction allowable to the participant for federal income tax purposes for the year of distribution or in certain other specified circumstances. In addition, the special tax will not be imposed on distributions made on account of termination of employment of a participant age 55 or over. Deductions or withdrawals that are rolled over will not be subject to the special tax since they are not includable in the participant's income.

     When a partial distribution is made because of a withdrawal during employment, the entire amount so distributed is taxable as ordinary income to the recipient. Tax treatment of shares of Common Stock received in such a distribution should be reviewed with a participant's tax advisor.

     Distributions from the Plan which are "eligible rollover distributions" are subject to withholding of federal income tax (at a rate of 20% of the distribution amount). Generally, eligible rollover distributions include any distribution of all or any portion of the balance to the credit of the Plan participant in the Plan except certain distributions paid over the participant's life expectancy (or joint life expectancy of the participant and a beneficiary) or over a period of ten years or more and certain required minimum distributions.

     A Plan participant who is entitled to an eligible rollover distribution may avoid the 20% withholding and current income tax by electing to make a direct rollover to another qualified plan or individual retirement arrangement (IRA).

SALE OF DISTRIBUTED COMMON STOCK

     When a participant sells shares of Common Stock received as part of a distribution from the Plan, the participant's "basis" for determining capital gain or loss is the amount which was subject to current tax upon distribution of the shares from the Plan. On a subsequent sale of Common Stock received in a lump sum distribution, the portion of the gain represented by the appreciation in value which was nontaxable at the time of the distribution will be taxed as long-term capital gain, regardless of when the sale was made. Any appreciation in the value of the Common Stock subsequent to withdrawal or distribution will be taxable as additional long-term or short-term capital gain when the stock is sold, depending upon the holding period of the stock in the hands of the recipient. Capital gains may be offset by capital losses or capital loss carryover if any are available to the participant.

                             EXPERTS

     The financial statements and schedules incorporated herein and in the registration statement by reference to the 1994 Annual Report on Form 10-K of Toro have been audited by KPMG Peat Marwick LLP, independent certified public accountants, and have been so incorporated in reliance on the reports of KPMG Peat Marwick LLP and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on future financial statements and schedules of Toro and consents to the use of their reports thereon, such financial statements and schedules will also be incorporated by reference in the registration statement in reliance upon their reports and said authority.

                            APPENDIX
                      Dated August 25, 1995
                               to
                           PROSPECTUS
                      Dated August 25, 1995
                        _________________

                         500,000 Shares
                        THE TORO COMPANY
                          COMMON STOCK
                   (Par value $1.00 per share)
                        _________________

                       Offered pursuant to
                        THE TORO COMPANY
                   Investment and Savings Plan
                        _________________


     Subsidiaries participating                 Toro Credit Company
     in The Toro Company                        Toro Sales Company
     Investment and Savings Plan:

     Plan Administrator:                        The Toro Company
                                                8111 Lyndale Avenue South
                                                Bloomington, Minnesota 55420
                                                (612) 887-8969

     Trustee under The Toro                     Putnam Fiduciary Trust Company
     Company Investment                         One Post Office Square
     and Savings Plan:                          Boston, Massachusetts 02109
                                                (617) 292-1000

         INVESTMENT ALTERNATIVES OFFERED UNDER THE PLAN

     The following list of investment alternatives is only a list and does not provide full disclosure on the investments listed. An investment decision should be made only after obtaining and reading a copy of the current prospectus for the fund. The prospectus to which this Appendix relates constitutes the prospectus for The Toro Company Common Stock Fund.

GROWTH FUNDS

Growth funds entail higher risk and may experience greater volatility than other investment alternatives.


The Toro Company         Invests solely in the Common Stock of Toro.  An investment in a single
Common Stock Fund        stock fund creates an additional degree of risk due to the lack of diversification.

Putnam Overseas          Invests primarily in equity securities of companies located outside
Growth Fund              North America.  Aggressively seeks capital appreciation.  Foreign investments are subject to additional risks such as currency fluctuations, political and economic instability and different standards of financial reporting and taxation that are not present with domestic investments.

Putnam Voyager Fund      Invests in a combination of smaller companies expected to grow over time, as well as in larger, more established companies.  Aggressively seeks capital appreciation.


GROWTH AND INCOME FUNDS

Growth and income funds seek earnings growth and current income.
They are intended to entail less risk than growth funds but to offer the opportunity for more modest growth.


The Putnam Fund for      Invests mainly in stocks of companies that offer long-term growth
Growth and Income        potential and also provide current income.


PUTNAM LIFESTAGESM FUNDS

Putnam LifestageSM Funds are asset allocation funds. Asset allocation funds are portfolios of other Putnam funds. Those other funds invest principally in either equity securities or bonds, and may also invest in money market instruments. The allocation of those other funds in a particular portfolio varies based on the overall degree of risk associated with the portfolio. Investment in an asset allocation fund is intended to offer an investor a mix of investments in equity securities and bonds for the investor's preferred level of risk, age or career stage and financial goals. The Putnam Lifestage Funds are designed to offer three such levels of risk and are intended to minimize the necessity for the investor to determine investment allocations. A Plan participant should consult his or her financial advisor to determine whether one of the Lifestage Fund asset allocation portfolios is an appropriate investment to accommodate investment objectives and tolerance for risk. The three portfolio choices offered are:


Putnam Asset Allocation: Invests aggressively in different types of stocks, with some investment in
Growth Portfolio         bonds and money market investments. For more aggressive investors who will accept more risk in exchange for a potential of higher growth.

Putnam Asset Allocation: Invests in stocks and bonds.  Risk is intended to be reduced because of
Balanced Portfolio       the balance between the relative stability of bonds and the fluctuation of stocks. For investors who want moderate risk and a potential for moderate growth.

Putnam Asset Allocation: Invests principally in investment-grade bonds, with a portion of the
Conservative Portfolio   portfolio in stocks. For investors who want less risk and are willing to assume a reduced potential for growth.


CAPITAL PRESERVATION FUNDS


Toro Stable Value Fund   Invests in a diversified portfolio of primarily high-quality investment contracts and seeks a stable rate of return with greater safety of principal and liquidity.  The fund is not insured or guaranteed by the U.S.
                         government and there can be no assurance that the fund will be able to maintain a stable net asset value of $1.00 per share.


                       Financial Data on Investment Funds

The following table shows trends in performance of investment alternatives offered under the Plan for each of the past three years and the other applicable periods.

                TOTAL RETURN PERFORMANCE BASED ON NET ASSET VALUE
                   (IN PERCENT, NET OF ALL FEES AND EXPENSES,
                       WITH ALL DISTRIBUTIONS REINVESTED)
                     (FOR THE PERIOD ENDING JUNE 30, 1995)


                               2nd Qtr.  Year to     1 YEAR            3 YEARS                5 YEARS             10 YEARS/LIFE
FUND                                      Date    Total Return  Cumulative Annualized  Cumulative Annualized  Cumulative Annualized
Toro Stable Value Fund*         +1.36     +3.69       +5.43       +19.27      +6.05      +39.73      +6.92

Putnam Asset Allocation Fund:
 Conservative Portfolio
 (2/7/94)*                      +6.31     +10.91     +12.70          -          -           -          -         +7.92      +5.60
Putnam Asset Allocation Fund:
 Balanced Portfolio (2/7/94)**  +6.84     +11.59     +14.99          -          -           -          -         +9.57      +6.75
Putnam Asset Allocation Fund:
 Growth Portfolio (2/7/94)**    +7.13    +12.02      +16.71          -          -           -          -        +10.67      +7.51

The Putnam Fund For Growth
 and Income                     +8.24    +18.65      +21.13       +43.22     +12.73      +78.46     +12.28     +282.20     +14.35

Putnam Voyager Fund             +8.27    +17.10      +29.86       +64.56     +18.08     +117.27     +16.79
Putnam Overseas Growth Fund     +5.13    + 2.98      + 3.76       +41.79     +12.35         -          -       +400.65     +17.48
                                                                                                                +47.19     + 9.33
The Toro Common Stock Fund
(dividends reinvested)***       -1.81     -1.84      +19.81      +116.26     +29.32      +28.08     + 5.07     +256.37     +13.55


* Amounts presented in the table for the Toro Stable Value Fund are not actual performance figures, but are estimates of performance based on the Ryan Labs 3 year GIC (guaranteed Investment contract) GIC Master Index, less 25 basis points on an annual basis. The actual performance for the fund for the one year eriod ended March 31, 1995 is 6.76%. The performance of the Ryan Labs 5 year GIC Master Index for the same periods ended June 30, 1995, as shown in the table, respectively, are 1.71% (2nd Q.), 4.67% (YTD), 7.12% (1 YEAR), 24.68% and 7.63% (3 YEARS,
     cumulative and annualized) and 47.21% and 8.04% (5 YEARS, cumulative and annualized).
**   Date of inception
*** Data provided is for performance of Common Stock as traded on the New York Stock Exchange. No fund existed prior to August 1, 1995.

                              TABLE OF CONTENTS

                                                                        Page
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE. . . . . . . . . . . .  2
HIGHLIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     Eligible Employees. . . . . . . . . . . . . . . . . . . . . . . . .  4
     Participation . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     Participant Accounts and Vesting. . . . . . . . . . . . . . . . . .  7
     Investment of Contributions . . . . . . . . . . . . . . . . . . . .  9
     Voting and Other Rights . . . . . . . . . . . . . . . . . . . . . . 10
     Investment Risk . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Withdrawals During Employment . . . . . . . . . . . . . . . . . . . 11
     Payment Upon Termination of Employment. . . . . . . . . . . . . . . 11
     Death Benefit and Designation of a Beneficiary. . . . . . . . . . . 12
     Restrictions on Resale. . . . . . . . . . . . . . . . . . . . . . . 12
     Executive Officers Subject to Section 16. . . . . . . . . . . . . . 13
     Amendment and Termination . . . . . . . . . . . . . . . . . . . . . 13
     Assignment of Benefits. . . . . . . . . . . . . . . . . . . . . . . 13
     Plan Administration . . . . . . . . . . . . . . . . . . . . . . . . 14

FEDERAL INCOME TAX INFORMATION . . . . . . . . . . . . . . . . . . . . . 14
     Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Distributions From the Plan . . . . . . . . . . . . . . . . . . . . 15
     Sale of Distributed Common Stock. . . . . . . . . . . . . . . . . . 16

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

APPENDIX


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TORO COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY STATE IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TORO COMPANY SINCE THE DATE HEREOF.